Because  the  electronic  format  of filing  Form  N-SAR  does not provide
     adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Technology Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             416,383  6.06


     Class B      0                 0.00             476,166  5.83


     Class C      0                 0.00             181,032  5.83


     Class I      0                 0.00             21,153            6.15